Exhibit 5.1

50 West Liberty Street, Suite 750 Reno, Nevada 89501 Main 775.323.1601 Fax 775.348.7250	A Professional Law Corporation

April 16, 2021

The Board of Directors

Innovative Payment Solutions, Inc.

19355 Business Center Drive, #9

Northridge, California 91324

Re: Innovative Payment Solutions, Inc.—Registration Statement on Form S-1

Ladies and Gentlemen:

This opinion is furnished to you in connection with the issuance and sale by Innovative Payment Solutions, Inc., a Nevada corporation (the “Company”), of up to 102,204,552 shares of common stock, par value $0.0001 per share (the “Common Stock”), of the Company that may be sold pursuant to a Registration Statement on Form S-1 (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) on the date hereof under the Securities Act of 1933, as amended (the “Securities Act”). The 102,204,552 shares of Common Stock included in the Registration Statement relate to the following: (i) 39,977,779 shares (the “Shares”) of Common Stock consisting of (a) 30,333,334 shares of Common Stock issued in a private placement transaction that closed on March 16, 2021, (b) 5,066,667 shares of Common Stock issued on February 19, 2021 to a selling stockholder upon conversion of a 12.5% Original Issue Discount Convertible Note (the “Convertible Notes”) issued on February 3, 2021, and (c) 4,577,778 shares of Common Stock issued to a selling stockholder on February 16, 2021 upon the conversion of Convertible Notes; (ii) 14,989,333 shares (the “Conversion Shares”) of Common Stock issuable upon conversion of three (3) Convertible Notes issued in a private placement transaction that closed in February 16, 2021; and (iii) 47,237,440 shares (the “Warrant Shares”) of Common Stock issuable upon exercise of warrants (the “Warrants”) issued in private placement transactions that closed in February 2021 and March 2021, including 2,426,667 shares of Common Stock issuable upon exercise of warrants issued to the placement agent (the “Placement Agent Warrants”) ((i) through (iii) are collectively referred to herein as, the “Securities”). The Securities were sold by the Company pursuant to securities purchase agreements (the “Purchase Agreements”) entered into by and between the Company and the respective investors as well as the Convertible Notes and Warrants issued to the investors and the Placement Agent Warrants issued to the placement agent, the forms of which Purchase Agreement, Warrant and Placement Agent Warrant were filed as exhibits to the Registration Statement as well as the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “Commission”) on March 16, 2021. The Securities were, and will be, offered and sold in the manner described in the Registration Statement and the related prospectus included therein (the “Prospectus”).

Parsonsbehle.com

April 16, 2021

Page Two

This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act. Our opinions are limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters expressly stated. As to certain factual matters, we have relied upon a certificate of an officer of the Company and have not sought to independently verify such matters.

In connection with this opinion, we have examined and relied upon (i) the Registration Statement; (ii) the Prospectus; (iii) the Purchase Agreements; (iv) the Convertible Notes; (v) the Warrants; (vi) the Placement Agent Warrants; (vii) the Company’s Articles of Incorporation, as amended; (viii) the Company’s Bylaws, as currently in effect; (ix) certain resolutions of the Board of Directors of the Company relating to the issuance, sale and registration of the Securities; and (x) the originals or copies certified to our satisfaction of such other documents, records, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below.

As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter. With your consent, we have relied upon certificates and other assurances of officers of the Company and others as to factual matters without having independently verified such factual matters. We are opining herein as to the Nevada Revised Statutes (the “NRS”), and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or, in the case of Nevada, any other laws, or as to any matters of municipal law or the laws of any local agencies within any state.

In connection with this opinion, we have examined and relied upon the representations and warranties as to factual matters contained in and made pursuant to the Registration Statement, and upon such other documents as in our judgment are necessary or appropriate to enable us to render the opinions expressed herein.

Our knowledge of the Company and its legal and other affairs is limited by the scope of our engagement, which scope includes the delivery of this opinion letter. We do not represent the Company with respect to all legal matters or issues. The Company may employ other independent counsel and, to our knowledge, handles certain matters and issues without the assistance of independent counsel.

April 16, 2021

Page Three

In our examination of the foregoing, we have assumed, without independent investigation or verification: (i) the genuineness of all signatures on all agreements, instruments and other documents submitted to us; (ii) the legal capacity and authority of all persons or entities executing all agreements, instruments and other documents submitted to us; (iii) the authenticity and completeness of all agreements, instruments, corporate records, certificates and other documents submitted to us as originals; (iv) that all agreements, instruments, corporate records, certificate and other documents submitted to us as certified, electronic, facsimile, conformed, photostatic or other copies conform to authentic originals thereof, and that such originals are authentic and complete; (v) the due authorization, execution and delivery of all instruments, agreements, and other documents by the parties thereto; (vi) that the statements contained in the certificates and comparable documents of public officials, officers and representatives of the Company and other persons on which we have relied for the purposes of this letter are true and correct; and (vii) that the officers and directors of the Company have properly exercised their fiduciary duties. We have assumed that the issuance and sale of the Securities by the Company will not, in each case, violate or constitute a default or breach under (A) any agreement or instrument to which the Company is subject, (B) any law, rule or regulation to which the Company is subject, (C) any judicial or regulatory order or decree of any governmental authority, or (D) any consent, approval, license, authorization or validation of, or filing, recording or registration with any governmental authority.

We have further assumed that: (i) the Registration Statement and any amendments thereto will have become effective under the Securities Act and comply with all applicable laws at the time the Securities are offered or issued as contemplated by the Registration Statement; (ii) all Securities will be issued and sold in compliance with the applicable provisions of the Securities Act and the securities or Blue Sky Laws of various states and in the manner stated in the Registration Statement and any applicable prospectus supplement; (iii) any purchase, underwriting, warrant, deposit, unit or similar agreement (collectively the “Securities Agreements”) relating to the Securities being offered will be duly authorized, executed and delivered by the Company and other parties thereto; and (iv) the number of shares of Common Stock offered pursuant to the Registration Statement does not exceed, at the time of issuance, the authorized but unissued shares of Common Stock.

Opinions

Subject to the foregoing and the other matters set forth herein, as of the date hereof, we are of the opinion that: (i) the Shares have been duly and validly authorized by the Company and are validly issued, fully paid and non-assessable; (ii) the Conversion Shares have been duly authorized for issuance by the Company and, when issued and sold by the Company and delivered by the Company and upon valid conversion thereof and against receipt of the conversion price therefor, in accordance with and in the manner described in the Registration Statement, the Purchase Agreement and the Convertible Notes, will be validly issued, fully paid and non-assessable; and (iii) the Warrant Shares have been duly authorized for issuance by the Company and, when issued and sold by the Company and delivered by the Company and upon valid exercise thereof and against receipt of the exercise price therefor, in accordance with and in the manner described in the Registration Statement, the Purchase Agreement and the Warrants, will be validly issued, fully paid and non-assessable.

This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Securities Act. We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm contained in each of the Prospectus under the heading “Legal Matters.” In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ PARSONS BEHLE & LATIMER
PARSONS BEHLE & LATIMER